UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 12, 2004

Lifestream Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-29058	82-0487965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Clearwater Loop, #101, Post Falls, ID 83854

(Address of Principal Executive Office) (Zip Code)

208-457-9409

(Registrant’s telephone number, including area code)

___________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 8.01.

Other Events

On or about November 8, 2004, RAB Special Situations, LP (“RABSS”) entered into a Master Assignment and Assumption Agreement with Capital South Financial Services, Inc. (“Capital South”), under which Capital South assigned to RABSS all of Capital South’s right, title and interest under a Loan and Security Agreement dated May 1, 2003 and a promissory note and other documents relating thereto (the “Original Loan Agreements”), between Capital South and Lifestream Technologies, Inc. (“Lifestream”). At the time of the assignment, the outstanding amount due to Capital South under the Original Loan Agreements was approximately $920,323.16 (the “Loan”).

RABSS is an affiliate of RAB Europe Fund, Ltd., a principal stockholder of Lifestream and the holder of Lifestream’s convertible debentures in the current outstanding principal amount of approximately $3.8 million (the “Outstanding Debentures”).

On November 12, 2004, Lifestream Technologies, Inc. and its wholly owned subsidiary Lifestream Diagnostics, Inc. entered into a series of amendments to the Original Loan Agreements with RABSS (the “Amended Loan Agreements”), as assignee of Capital South, under which:

•

The aggregate amount of the Loan was increased to $2,869,740, after giving effect to an original issue discount in the amount of $449,415 (the “Amended Loan”).

•

$974,707.50 of the Amended Loan amount was funded effective November 12, 2004, with the balance to be funded by December 31, 2004 (subject to the satisfaction of certain conditions precedent).

•

The Amended Loan amount is to be repaid in equal monthly installments of $100,000 commencing May 1, 2005, with the outstanding balance becoming due and payable on February 1, 2006.

•

Lifestream paid a commitment fee to induce RABSS to enter into the Amended Loan Agreements in the amount of $500,000, paid by issuance of Lifestream’s promissory note (the “Commitment Note”) which is payable on February 1, 2006, in cash or, at Lifestream’s option, in shares of its common stock at a 20% discount to market. The note is also convertible at the option of RABSS at a conversion price of $.05 per share, subject to adjustment.

•

The conversion price of the Outstanding Debentures was reduced to $.05 per share, subject to adjustment.

•

Lifestream agreed to file a registration statement covering the shares issuable under the Commitment Note.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

None.

(b)

Pro Forma Financial Information.

None.

(c)

Exhibits.

Exhibit	Description

10.1	Amended and Substituted Promissory Note dated November 12, 2004 in favor of RAB Special Situations LP
10.2	Amended and Restated Loan and Security Agreement dated November 12, 2004 with RAB Special Situations LP
10.3	Amendment Agreement dated November 12, 2004 with RAB Special Situations LP
10.4	Convertible Term Note dated November 12, 2004 in favor of RAB Special Situations LP
10.5	Registration Rights Agreement dated November 12, 2004 with RAB Special Situations LP
99.1	Press Release dated November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTREAM TECHNOLOGIES, INC.

Date: November 15, 2004	By:	/s/ CHRISTOPHER MAUS
Christopher Maus Chief Executive Officer

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